COMPANY CONTACTS:
Bradley B. Buechler           Randy C. Martin
Chairman, President and       Executive Vice President, Corporate
                              Development
Chief Executive Officer       and Chief Financial Officer
(314) 721-4242                (314) 721-4242



FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 8, 2004


      SPARTECH CORPORATION REPORTS FOURTH QUARTER & FISCAL YEAR 2004

          RESULTS AND ANNOUNCES INCREASE IN QUARTERLY DIVIDEND


      ST. LOUIS, December 8, 2004 -- SPARTECH Corporation (NYSE:SEH) announced today a sizable increase in sales, but a slight reduction in net earnings for its fourth quarter which ended on October 30, 2004. The Company cited fluctuating crude oil prices, which on average were up more than 50% during the 4th Quarter over last year, and their related negative effect on raw material prices, as the principal reason for the modest decline in earnings. However, the Company remains reasonably optimistic that these unusual fluctuations in crude oil prices will subside as fiscal 2005 progresses and therefore, the Board of Directors approved a 9% increase in the Company's quarterly dividend to $.12 per common share at today's meeting.

      Sales for the fourth quarter of fiscal 2004 were $304.6 million, up 20% from last year's $253.1 million, primarily due to strong volume with our customers serving the Packaging, Sign & Advertising, and Appliance & Electronics markets, along with the benefit of acquisitions completed during the year. Operating earnings for the quarter of $21.0 million also represented a modest 1% increase compared to last year as we began to reap some benefits from our conversion cost reduction efforts and our stronger capacity utilization rates. However, Net Earnings per diluted share declined to $.28 for the fourth quarter of fiscal 2004, slightly below last year's $.31 per share, impacted by the above noted record high crude oil prices evident through most of the quarter and financings related to the recent acquisition of three divisions of VPI. Also impacting the quarter's operating earnings were out-of-period charges to correct account balances identified from the implementation of information technology systems totaling approximately $1.8 million in the Custom Sheet & Rollstock group. Spartech's fiscal year sales exceeded $1 billion for the first time in the Company's history with 2004 sales totaling $1.12 billion, representing a 17% increase from last years $956.2 million. Strong internal growth (9%), new acquisition volume (4%), and price/mix changes (4%) combined to produce these record sales. Consolidated Net Earnings rebounded nicely as well for our full fiscal year 2004, increasing 23% to $42.1 million or $1.32 per diluted share, as record orders sent our capacity utilization rate into the mid-80% range.




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SPARTECH CORPORATION
FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
ADD 1


      Commenting on the 2004 results and current events, Spartech's Chairman, President, and CEO, Bradley B. Buechler, stated, "Fiscal 2004 was a year of refinement, challenge and reward for our Company. We "refined" our long-term growth strategy towards globalization of our business over the next five years; we were "challenged" with record high crude oil prices as well as increased global demand for such materials, which negatively affected our raw material prices; however, we were "rewarded" through some hard work by our sales personnel with revenues exceeding $1 billion for the first time in our Company's 45-year history. We also strengthened our business with three strategic acquisitions during the year and solidified our balance sheet through two new financings (a public equity offering and a private debt placement). These new financings also allowed us to invest more than $15 million in new product technologies, introduce ten new Alloy Plastics, and open our new Midwest-based Product Development Center (PDC) this past summer. As we move into our new fiscal year, crude oil prices, though below their record level of approximately $55 per barrel reached earlier this year, still remain at levels not seen throughout most of the past twenty years. However, we currently believe that oil prices will likely see some softening as next year progresses and, therefore, we look forward to another year of growth in both sales and earnings in 2005. Accordingly, as a show of confidence in our future, Spartech's Board of Directors raised the Common Stock Dividend by 9% at today's meeting by declaring our fourth quarter 2004 cash dividend at $.12 per share, payable on January 17, 2005, to the stockholders of record on January 3, 2005."

      A further discussion of the Company's fourth quarter results by business segment follows:

     Custom Sheet & Rollstock - Our largest business segment (67% of our consolidated sales) realized a 23% increase in sales to $205 million in the fourth quarter. The majority (13%) of this increase was internally generated by strong sales to the group's Packaging, Sign & Advertising, and Appliance customers, with an additional 5% coming from our fourth quarter 2003 acquisition of TriEnda's sheet extrusion operation and our recent (October 1) acquisition of VPI's sheet products division. Price/mix changes made up the 5% balance of the increase in sales dollars. The group's operating earnings declined slightly to 9.6 cents per pound shipped from 10.5 cents in the prior year fourth quarter. Record high crude oil prices during the period produced an average 30-35% increase in resin prices, which was mostly offset by the segment's reductions in conversion costs.
     Also impacting this segment's operating earnings were out-of-period charges to correct account balances identified from the implementation of information technology systems totaling approximately $1.8 million.

          (In Millions)
                            Fourth Quarter       Fiscal Year
                            2004     2003        2004      2003
                          -------  --------    --------  -------
      Net Sales           $ 205.0   $ 166.6    $ 750.5   $ 628.6
                          =======   =======    =======   =======
     Operating Earnings   $  18.1   $  16.5    $  76.1   $  63.1
                          =======   =======    =======   =======





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SPARTECH CORPORATION
FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
ADD 2

     Color & Specialty Compounds - Sales volume for the Company's Color & Specialty Compounds group rose by 18% to nearly $83.3 million versus last year's $70.8 million for the fourth quarter. Once again, growth in internal volume (10%) carried the load, while VPI acquisition volume (5%) and price/mix changes (3%) shared the balance of the increase. This group saw solid fourth quarter volume from its Building & Construction, Transportation, and Lawn & Garden customers. However, operating earnings per pound shipped saw a .8 cents per pound decline principally due to certain production inefficiencies experienced during the expansion of our
     Donchery, France  facility.   The  recent completion of the  building
     expansion and equipment installation at Donchery should improve the operational results at this group by the second quarter of fiscal 2005.

          (In Millions)
                            Fourth Quarter           Full Year
                             2004      2003        2004      2003
                           --------  --------    --------  --------
     Net Sales             $   83.3  $   70.8    $ 302.6   $ 263.0
                           ========  ========   ========  ========
     Operating Earnings    $    5.3  $    5.8    $  23.7   $  21.0
                           ========  ========   ========  ========


     Molded & Profile Products - The Company's Molded & Profile Products Group, which represents just 6% of Spartech's consolidated volume, recorded a modest 4% increase in fourth quarter sales to $16.3 million. However, certain Lawn & Garden equipment customers within the segment delayed their orders a few months creating a minor decline in actual volume of pounds shipped, and this resulted in an operating margin shortfall compared to last year's fourth quarter. A new sizable customer for our "Wheels" portion of this segment and the release of the previously delayed volume should assist the group's return to more traditional margins in 2005.

          (In Millions)
                            Fourth Quarter             Full Year
                            2004      2003         2004       2003
                          --------  --------     ---------  --------
     Net Sales              $  16.3  $  15.7       $  68.6    $  64.6
                           ======== ========      ========   ========
     Operating Earnings    $    1.1    $   1.6    $    6.3   $    5.4
                           ======== ========      ========   ========


      Mr. Buechler added, "The ultimate key to the success of any company is its people and their personal commitment to excellence. We believe that following our management restructuring this past year, we now have the right people in the right places and they are truly passionate and committed to the generation of value for all of our customers, shareholders, and employees. To this end, we have outlined our goals for Fiscal 2005 to include (1) Grow global sales by 12 - 15%; (2) Increase earnings per share by 15 - 20%; (3) Increase production capacity 5 - 10%; (4) Expand Information Technology capabilities; and (5) Utilize our PDC to accelerate the pace of the development and introduction of new products to market. Finally, while we believe the next quarter will continue to see the carryover effect of recent resin price increases, and therefore, our earnings per diluted share will likely show a seasonal decrease from the fourth quarter just completed, we anticipate some gradual improvement in the resin price environment during the second half of the year, and thus our current earnings per share guidance for Fiscal 2005 is in the $1.50 to $1.60 range."

SPARTECH CORPORATION
FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
ADD 3


      Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 51 facilities located throughout the United States, Canada, Mexico, and Europe, with annual production and sales of approximately 1.4 billion pounds and $1.1 billion, respectively.

      SPARTECH will hold a conference call with investors and financial analysts at 2:00 p.m. EST this afternoon, Wednesday, December 8th, to further discuss the Company's fourth quarter and fiscal 2004 results. Investors can listen to the call live via a webcast by logging onto http://www.spartech.com or by phone by dialing 1-888-214-0355.



Safe Harbor For Forward-Looking Statements
      Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts, which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements refer to the Company's Form 10-K for the fiscal year ended November 1, 2003, which is on file with the Securities and Exchange Commission.


                                -TABLE TO FOLLOW-

SPARTECH CORPORATION
FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
ADD 4

                              SPARTECH CORPORATION
               (In Thousands, Except Per Share Amounts, Unaudited)


                                      Three Months Ended                   Fiscal
Year Ended
                              Oct. 30,      Nov. 1,    Percent    Oct. 30,    Nov. 1,    Percent
                                2004_        2003_     Change       2004_      2003_      Change
                              ---------    ---------  ---------   ---------  ---------   --------
Operating Results
Net Sales                      $ 304,636     $253,102       20%   $1,121,725   $956,160       17%
                               =========    ========= =========    =========  =========  ========
Operating Earnings             $  21,016    $  20,778        1%   $   92,801  $  78,286       19%
                               =========    ========= =========    =========  =========  ========
Interest Expense                $  6,950   $    6,107       14%   $   25,436  $  24,965        2%
                               =========    ========= =========    =========  =========  ========
Income Tax Provision            $  4,941     $  5,414      (9%)   $   25,302  $  19,218       32%
                               =========    ========= =========    =========  =========  ========
Net Earnings                    $  9,125     $  9,257      (1%)   $   42,063  $  34,103       23%
                               =========    ========= =========    =========  =========  ========
Earnings Per Common Share-

   Basic                       $    0.28    $    0.32     (13%)    $    1.34  $    1.17       15%
                               =========    ========= =========    =========  =========  ========
   Diluted                     $    0.28    $    0.31     (10%)    $    1.32  $    1.15       15%
                               =========    =========  ========    =========  =========  ========
Weighted Average Common           32,537       29,679      10%        33,468     29,567       13%
Shares Outstanding-Diluted     =========    =========  ========    =========  =========  ========


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


SPARTECH CORPORATION
FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
ADD 5


                              SPARTECH CORPORATION
                            (In Thousands, Unaudited)

                                            As of Fiscal Year End
                                         Oct. 30,    Nov. 1,   Percent
                                           2004     2003        Change
Select Balance Sheet Data
Receivables, net                         $188,427    $149,546     26%
                                         ========    ======== =======
Inventories                              $142,035    $ 99,671     43%
                                         ========    ======== =======
Property, Plant and Equipment, net       $330,745    $283,924     16%
                                         ========    ======== =======
Accounts Payable & Accrued Liabilities   $159,118    $136,839     16%
                                         ========    ======== =======
Total Debt                               $474,091    $383,819     24%
                                         ========    ======== =======
Shareholders' Equity                     $417,732    $322,358     30%
                                         ========    ======== =======



                                Three Months Ended      Fiscal Year Ended
                                  Oct. 30,     Nov. 1,     Oct. 30,    Nov. 1,
                                     2004      2003        2004         2003
Select Cash Flow Information
Cash Flow From Operations        $  21,123    $25,094     $ 37,772    $66,680
                                 =========   ========     ========  =========
Capital Expenditures             $  12,308   $  4,267     $ 35,003    $22,009
                                 =========   ========     ========  =========
Depreciation & Amortization      $   9,572   $  8,190     $ 35,056    $31,566
                                 =========   ========     ========  =========
Debt Repayments (Borrowings),
Excluding Acquisition and        $  14,605*   $18,975     $ (9,460)*  $37,066
Divestitures
                                 =========   ========     ========  =========
Dividends on Common Stock        $   3,542   $  2,933     $ 13,839    $11,709
                                 =========   ========     ========  =========
Treasury Stock Acquired,
Net of (Option Proceeds)         $     430   $  (481)    $ (1,411)  $     131
                                 =========   ========     ========  =========
* Excludes the affect of the increase in cash ($45.2 million) prior to the expiration of an Interest Swap Agreement -- Paid off in mid-November 2004.